OTTAWA FINANCIAL CORPORATION 245 Central Avenue, Holland, MI 49423-3298/
                                                           (616)393-7000

                                                                  [OTTAWA LOGO]



FOR IMMEDIATE RELEASE
May 26, 1999

CONTACT:          Douglas J. Iverson, Vice Chairman & CEO
                  (616) 393-7002
                  Jon W. Swets, SVP & CFO
                  (616) 224-2841


                     OTTAWA FINANCIAL CORPORATION ANNOUNCES
                       DIRECTOR RETIREMENT AND APPOINTMENT


HOLLAND, MICHIGAN, May 26, 1999 - Douglas J. Iverson, Vice Chairman and CEO of Ottawa Financial Corporation, announced the retirement of G.W. Haworth as a Director of Ottawa Financial and its wholly owned subsidiary, AmeriBank, effective June 1, 1999. Mr. Haworth has been a Director of Ottawa Financial since its formation in August 1994 and of AmeriBank since 1966. The Board of Directors has appointed Mr. Haworth a Director Emeritus of Ottawa Financial and AmeriBank through 2000.

Mr.  Iverson  also  announced  the  appointment  of Richard T. Walsh to fill the
Director position vacated by Mr. Haworth. Mr. Walsh is Chairman of Pioneer Industries, Inc., of Carlstadt, New Jersey, and is the sole proprietor of RT Enterprises in Bloomfield Hills. He is a CPA and former partner of Touche Ross & Co. Formerly, Mr. Walsh was CEO of Core Industries, Inc., a diversified New York Stock Exchange listed company. He is active in numerous professional and
charitable   activities  and  was  a  former  Director  for  Michigan   National
Corporation.

Ottawa Financial Corporation has 26 offices located in six counties in Western Michigan and had assets of $919.9 million and $76.3 million in stockholders' equity as of March 31, 1999.


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